UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 29, 2008

Willis Group Holdings Limited
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-16503	98-0352587
(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited Ten Trinity Square London EC3P 3AX, England
(Address of Principal Executive Offices)

(44) (20) 7488-8111
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2008, Willis Group Holdings Limited ("WGHL") issued a press release (the "Press Release") announcing that it has extended the employment agreement with its Chairman and Chief Executive Officer, Joseph J. Plumeri. The agreement, which was originally scheduled to expire October 15, 2009, will extend his tenure as leader of Willis until the annual general meeting of shareholders in 2011, which is expected to be held in April 2011. Mr. Plumeri’s agreement also confirms the performance targets and conditions applicable to the receipt of annual bonuses and long term stock option incentives as agreed by the Board on the recommendation of the Compensation Committee. A copy of the Fourth Amended and Restated Employment Agreement is attached hereto and is incorporated by reference.

The Company also announced the following changes to WHGL’s management:

Grahame Millwater has been promoted to the new role as President of WGHL.

Tim Wright, age 46, will join the Company as Group Chief Operating Officer, focusing on operations, effective September 2008. Mr. Wright joins from Bain & Company, where he is currently head of UK Financial Services, a position he has held since 2004. From 2000 through 2004, Mr. Wright served as Chairman and CEO of Riskclick, a provider of collaboration software to the property and casualty insurance industry, which he co-founded. Prior to founding Riskclick, he was the Managing Partner of Booz Allen & Hamilton's UK business. Mr. Wright brings more than 20 years of international experience in the insurance and financial services industries.

Pursuant to his employment agreement, upon joining the Company Mr. Wright will be paid an annual base salary of (pound) 405,000 as well as annual bonuses and long term stock option incentives. Mr. Wright will be eligible to receive pension and other employee benefits commensurate with other Willis senior officers and participate in the Company’s share programs. Mr. Wright’s employment agreement also contains certain standard provisions relating to termination of employment and other matters. A copy of the Employment Agreement is attached hereto and is incorporated by reference.

Patrick Regan, currently Chief Financial Officer, is named Group Chief Operating Officer effectively immediately, focusing on the Company’s finance and administrative activities.

A copy of the Press Release is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Fourth Amended and Restated Employment Agreement dated February 29, 2008, between Willis Group Holdings Limited, Willis North America Inc., and Joseph J. Plumeri.

	10.2	Form of Employment Agreement dated December 17, 2007 between Willis Limited and Tim Wright

	99.1	Press Release of WGHL dated February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS GROUP HOLDINGS LIMITED

Date:	February 29, 2008	By:	/s/ Adam G. Ciongoli
		Name:	Adam G. Ciongoli
		Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Employment Agreement dated February 29, 2008, between Willis Group Holdings Limited, Willis North America Inc., and Joseph J. Plumeri.

10.2	Form of Employment Agreement dated December 17, 2007 between Willis Limited and Tim Wright

99.1	Press Release of WGHL dated February 29, 2008.